EXHIBIT 99.1
I-FLOW CORPORATION
CORPORATE GOVERNANCE GUIDELINES
Selection and Composition of the Board
1.	Board Membership Criteria

The Corporate Governance and Nominating Committee (the “Governance Committee”) is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current constitution of the Board. This assessment should take into consideration issues of diversity, age and skills, which skills should include judgment, ability to act on behalf of the stockholders, integrity, reputation, industry experience and an understanding of such areas as technology, finance, financial reporting and other areas that would be expected to contribute to an effective Board — all in the context of an assessment of the perceived needs of the Board at that point in time.

2.	Selection Of New Director Candidates

The Board is responsible for selecting its members and nominating them for election by the stockholders. Pursuant to its charter, the Governance Committee makes recommendations to the Board regarding director nominees and assists the Board in the director search and screening process.

3.	Extending An Invitation To Join The Board

The invitation to join the Board is extended on behalf of the Board by the Chair of the Governance Committee and the Chief Executive Officer.

4.	New Director Orientation And Continuing Education

New directors are required to participate in the Company’s director orientation process that includes meetings with key management from operations and finance and visits to Company facilities. The Company encourages its directors to participate in continuing education programs to assist them in performing their responsibilities.
Board Leadership
5.	Selection Of Chairman And Chief Executive Officer

The Company’s Chief Executive Officer currently serves as the Chairman of the Board. The Board has no policy with respect to the separation or combination of these offices. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination of whether to separate these offices when it elects the Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate these offices, and has the flexibility to do so. So long as the Chief Executive Officer serves as the Chairman of the Board, the Board will have a “Lead Independent Director.”

6.	Lead Independent Director

The Lead Independent Director is elected by the Board and, together with the Chairman of the Board, is responsible for setting the agenda for all Board meetings. The Lead Independent Director is also responsible for presiding over the executive sessions of the independent directors, ensuring proper information flow to all outside directors, and any other functions that may be specified to the position.

Board Composition and Performance

7.	Size Of The Board

Pursuant to the Company’s bylaws, the number of directors shall consist of one or more members, with the exact number to be determined from time to time by resolution of the Board. The Board considers the size of the Board from time to time and will increase or decrease its size when its deems that such an action is in the best interests of the Company and its stockholders.

8.	Majority Of Independent Directors

At least a majority of the directors on the Board will be independent directors.

9.	Board Definition Of What Constitutes Independence
a.	The Company has adopted the following definition of independence:

An “independent director” is a director other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:
•	a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

•	a director who accepted or who has a Family Member (defined as a person’s spouse, parent, child or sibling, whether by blood, marriage or adoption, and anyone residing in such person’s home) who accepted any compensation from the Company or any parent or subsidiary of the Company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company; or (iii) benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

•	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than: (i) payments arising solely from investments in the Company’s securities; or (ii) payments under nondiscretionary charitable contribution matching programs;

•	a director who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•	a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.
The ownership of stock of the Company by directors is encouraged, and the ownership of even a significant amount of stock, by itself, is not a bar to an independence finding.

b.	Additional Requirements For Audit Committee Members

A director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director:
•	does not meet the independence standards set forth in paragraph a. above;

•	accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than fees for service as a member of the Board or a Board committee or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service with the Company);

•	is an affiliate of the Company; or

•	has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
In addition, (i) each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and (ii) at least one member of the Audit Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or some other comparable experience or background (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) that results in such member being financially sophisticated.

c.	Additional Requirements For Compensation Committee Members

In addition to meeting the independence standards set forth in paragraph b. above, each member of the Compensation Committee must also be:
•	a “non-employee director” as such term is defined in Rule 16b-3; and

•	an “outside director” as such term is defined in Section 162(m) of the Internal Revenue Code and the regulations thereunder.
10.	Board Compensation Review

The Compensation Committee reviews annually the amount and composition of director compensation and benefits and, if necessary, makes recommendations to the Board regarding changes in director compensation. In formulating its recommendations, the Compensation Committee considers what is reasonable and customary board compensation based on a comparison of similarly situated companies. It is the policy of the Board that a portion of director compensation be in the form of stock options.
Meeting Procedures
11.	Frequency Of Board Meetings

The Board will meet as frequently as necessary for directors to properly discharge their responsibilities. Regular meetings of the Board are currently held four times per year. Special meetings are held as required.

12.	Selection Of Agenda Items For Board Meetings

The Lead Independent Director, together with the Chairman of the Board, establishes the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is also free to raise at any Board meeting subjects that are not on the agenda for that meeting.

13.	Board Materials

The Board believes that information and data that is important to the Board’s understanding of the business should be distributed in writing to the Board with sufficient time to review and reflect on key issues and to request supplemental information as necessary before the Board meets. The information will be from a variety of sources, including, management, Board committees, outside experts, independent auditors and analyst and media reports.

14.	Executive Sessions

Each time the Board meets in regular session, the independent directors will hold an executive session without any executive officers or any other employee directors. The independent directors will further meet in executive sessions as frequently as necessary to properly discharge their responsibilities. The Lead Independent Director is responsible for presiding over these sessions and has the authority to call additional executive sessions as appropriate.

15.	Attendance Of Non-Directors At Board Meetings

The Chairman, in his discretion, may invite officers and others to attend Board meetings.

16.	Board Access To Management

Board members have complete access to the Company’s management. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the Chairman. The Chairman should be advised of any significant contacts between Board members and management.

Furthermore, the Board encourages the management to, from time to time, bring officers and others into Board meetings who: (i) can provide additional insight into the items being discussed because of personal involvement in these areas and/or (ii) represent officers with future potential that management believes should be given exposure to the Board.

17.	Board Access To Independent Advisors

The Board and its committees may engage independent counsel and other independent advisors the Board or the relevant committee (consistent with the provisions of its respective charter) deems appropriate or necessary to carry out its responsibilities.

Committee Matters
18.	Number Of Committees

The Board has the following committees: Audit, Corporate Governance and Nominating, and Compensation. The Board has the flexibility to form a new committee or, subject to applicable law and regulation, disband a current committee.

19.	Assignment And Rotation Of Committee Members

The Board, acting on the recommendation of the Governance Committee, designates the members of its committees. The members of the Audit, Governance and Compensation Committees are comprised solely of independent directors. Membership on the Audit Committee is limited to those directors who meet additional independence and other qualifications for audit committee members, as established from time to time under applicable law, regulations and Nasdaq listing standards.

It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual director’s committee membership for a longer period or to shorten the period of service on such committee.

20.	Frequency And Length Of Committee Meetings

Meetings of the Audit, Governance and Compensation Committees are held periodically, and are often held incident to regular Board meetings. The Chair of each committee, in consultation with its members, determines the frequency and length of any additional special meetings of the committee.

21.	Committee Agenda

The Chair of each committee, in consultation with the appropriate officers, will develop the committee’s agenda.
Role of the Board
22.	General Description Of Board Duties

The Board, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to its stockholders. The Board approves the selection of the Company’s management, which is charged with the conduct of the Company’s business. The duties of the Board are largely defined by Delaware corporate law, federal securities laws and regulations (notably those of the Securities and Exchange Commission) and the Nasdaq listing standards. The Board shall focus its priorities on the following core responsibilities:

•	advising and counseling management regarding significant issues facing the Company;

•	selecting, evaluating, fixing the compensation of, and, when appropriate, replacing the CEO and corporate officers;

•	succession planning and management development;

•	overseeing the Company’s integrity, ethics and compliance with laws and financial reporting;

•	evaluating and approving the Company’s strategic direction and initiatives and monitoring its implementation and results;

•	monitoring the Company’s operating results and financial condition;

•	reviewing and approving major corporate plans and actions;

•	understanding and assessing risks to the Company and monitoring the management of those risks; and

•	performing such other functions as the Board believes appropriate or necessary, or as otherwise prescribed by rules or regulations.
To fulfill its core responsibilities, directors are expected to attend all meetings, either in person or telephonically, and to review materials in advance of the meetings.

23.	Formal Evaluation Of The Chief Executive Officer

The Compensation Committee (in consultation with other independent directors) evaluates the performance of the Chief Executive Officer annually. The Chair of the Compensation Committee communicates this evaluation to the Chief Executive Officer. The evaluation is based on criteria such as performance of the business, accomplishment of long-term strategic objectives, development of management and similar considerations. The Compensation Committee considers this evaluation in the course of its deliberations when considering the compensation of the Chief Executive Officer and its recommendation to the Board regarding the same.

24.	Succession Planning

The Governance Committee (in consultation with the other independent directors) plans for succession to the position of Chairman of the Board and Chief Executive Officer as well as certain other corporate officer positions. To assist the independent directors, the Chairman and Chief Executive Officer annually provides the Governance Committee with an assessment of corporate officers and of their potential to succeed him or her. He or she also provides the independent directors with an assessment of persons considered potential successors to certain corporate officer positions. The Governance Committee shall give a succession planning report to the Board at least annually.

25.	Board And Committee Evaluations

The Board and its committees (with the oversight of the Governance Committee) annually conduct self-evaluations to assess their effectiveness. As part of this evaluation, the Board considers and discusses its performance with respect to specified categories, including fiduciary oversight; Board governance and process; strategic planning and business and financial matters. The Governance Committee discusses these assessments internally and with the Board.

26.	Annual Meeting of Stockholders

Directors are encouraged to attend the Company’s annual meeting of stockholders.

27.	Interaction With The Press, Institutional Investors, Customers And Others

The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies on Company matters, but it is expected that, on matters of significance to the Company, Board members would do this only after consultation with the Chief Executive Officer.

28.	Review Of These Guidelines

The Governance Committee reviews and assesses the adequacy of these Guidelines at least annually and recommends any proposed changes to the Board for approval.
May 22, 2008